          As filed with the Securities and
                        Exchange Commission on June 12, 1996

                        Registration No. 333-
                                         ____________

- ------------------------------------------------------------


             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549
                 __________________________

                          FORM S-8
                   REGISTRATION STATEMENT
                           UNDER
                 THE SECURITIES ACT OF 1933
                 __________________________

              EVEREST REINSURANCE HOLDINGS, INC.
   (Exact name of registrant as specified in its charter)

                    Three Gateway Center
DELAWARE            Newark, New Jersey 07102-4077     22-3263609
- --------            -------------------------------   ----------
(State or other     (Address of Principal Executive   (I.R.S.
jurisdiction of     Offices) (Zip Code)               Employer
incorporation or                                      Identification
organization)                                         No.)


                        1995 Stock Option Plan for
                          Non-Employee Directors
                         (Full Title of the Plan)
                        --------------------------

                        Janet Burak Melchione, Esq.
                           Three Gateway Center
                      Newark, New Jersey 07102-4077
                 (Name and address of agent for service)

                 Telephone number, including area code,
                 of agent for service:  (201) 802-6996
                 ---------------------------------------

                     CALCULATION OF REGISTRATION FEE

Title of securities    Amount to be    Proposed maximum
to be registered       registered      offering price per share(1)
- -------------------    ------------    ---------------------------
- ------------------------------------------------------------------
Common Stock           50,000 shares   $24.3125

Proposed maximum
aggregate offering     Amount of
price(1)               registration fee
- ------------------     ----------------
$1,215,625             $419.18
- ------------------------------------------------------------------

     (1) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of Registrant's common stock on the New York Stock Exchange on June 7, 1996.

     There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the 1995 Stock Option Plan for Non-Employee Directors.

                               PART I

Item 1.   PLAN INFORMATION.

          Not included pursuant to Form S-8 instructions.

Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
          INFORMATION.

          Not included pursuant to Form S-8 instructions.

                               PART II

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this registration statement the following documents and information heretofore filed by Everest Reinsurance Holdings, Inc. (the "Company") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Securities and Exchange Commission (the "Commission"):

     (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

     (3) the description of the common stock of the Company which is contained in the Company's registration statement on Form 8-A filed with the Commission on June 15, 1995 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such reports and other documents.

Item 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

Janet Burak Melchione, Esq. beneficially owns 100 shares of the common stock of the Company and has the right to purchase an additional 10,000 shares upon the exercise of stock options held by her.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the
"DGCL") permits the Company to indemnify its directors, officers, employees and agents (each an "Insider") against liability for each such Insider's acts taken in his or her capacity as an Insider in a civil action, suit or proceeding if such actions were taken in good faith and in a manner which the Insider believed to be in or not opposed to the best interests of the Company, and in a criminal action, suit or proceeding, if the Insider had no reasonable cause to believe his or her conduct was unlawful, including under certain circumstances, suits by or in the right of the Company for any expenses, including attorneys' fees, and for any liabilities which the Insider may have incurred in consequences of such action, suit or proceeding under conditions stated in said Section 145. Article VI of the Company's By-Laws provides that the Company shall, to the full extent permitted by Delaware law, indemnify each person who is or was a director, officer, employee or agent of the Company and may indemnify each person who is or was serving at the request of the Company as director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise.

     As permitted by Section 102(b)(7) of the DGCL, Article VII of the Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as amended, which concerns unlawful payments of dividends, stock purchases or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Such Article VII also provides that the Company will indemnify officers, directors, employees and agents of the Company to the fullest extent permitted under the DGCL and advance expenses incurred by such officers, directors, employees and agents in relation to any action, suit or proceeding.

     The Company's directors and officers will be covered under liability insurance policies which afford officers and directors with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

Item 8.   EXHIBITS.

          Exhibit
          Number                   Description

          4.1          Certificate of Incorporation as amended
                       through May 24, 1996
          4.2          By-Laws as amended through February 3,
                       1995
          4.3          1995 Stock Option Plan for Non-Employee
                       Directors, as amended
          5            Opinion re legality of Janet Burak Melchione,
                       Esq., including her consent
          23           Consent of Deloitte & Touche LLP
          24           Power of Attorney executed by certain
                       officers and directors of the Company

Item 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on June 10, 1996.

                               Everest Reinsurance Holdings, Inc.

                               By: /s/ Joseph V. Taranto
                                  ________________________________
                                  Name:   Joseph V. Taranto
                                  Title:  Chairman of the Board of
                                          Directors and Chief
                                          Executive Officer and
                                          President

                            POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Janet Burak Melchione and Robert P. Jacobson, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                     Date

/s/ Joseph V. Taranto
_______________________    Chairman of the Board     June 10, 1996
Joseph V. Taranto          of Directors and Chief
                           Executive Officer and
                           President
/s/ Robert P. Jacobson
_______________________    Director, Senior Vice     June 10, 1996
Robert P. Jacobson         President, Chief
                           Financial Officer, and
                           Comptroller (Principal
                           Accounting and Financial
                           Officer)
/s/ Thomas J. Gallagher
_______________________    Director                  June 10, 1996
Thomas J. Gallagher


/s/ William F. Galtney
_______________________    Director                  June 10, 1996
William F. Galtney, Jr.


/s/ Martin Abrahams
_______________________    Director                  June 10, 1996
Martin Abrahams


/s/ Kenneth J. Duffy
_______________________    Director                  June 10, 1996
Kenneth J. Duffy

                         INDEX TO EXHIBITS

The following documents are filed as part of this Registration
Statement:

Exhibit                              Location

4.1  Certificate of Incorporation    Attached
     of the Company, as amended

4.2  By-Laws of the Company, as      Incorporated by
     amended                         reference from
                                     Exhibit 3.2 to
                                     the Company's
                                     and restated
                                     Registration
                                     Statement on
                                     Form S-1.
                                     Registration
                                     Statement
                                     No. 33-71652.

4.3  1995 Stock Option Plan for      Attached.
     Non-Employee Directors, as
     amended

5    Opinion re legality of          Attached.
     Janet Burak Melchione, Esq.,
     including her consent

23   Consent of Deloitte &           Attached.
     Touche LLP

24   Power of Attorney               Included on
                                     signature page.